Exhibit 99.1

Rice Energy Inc.

Prices Upsized Initial Public Offering

Canonsburg, Pennsylvania, January 23, 2014 – Rice Energy Inc. (the “Company”) today announced the pricing of its initial public offering of 44,000,000 shares of its common stock at $21.00 per share. The shares are expected to begin trading on the New York Stock Exchange on January 24, 2014 under the ticker symbol “RICE.” The Company is offering 30,000,000 shares of its common stock, and the selling stockholder named in the registration statement is offering 14,000,000 shares of the Company’s common stock. The selling stockholder has granted the underwriters a 30-day option to purchase up to an additional 6,600,000 shares of the Company’s common stock from the selling stockholder if the underwriters sell more than 44,000,000 shares of the Company’s common stock. The offering is expected to close on January 29, 2014, subject to customary closing conditions.

The Company intends to use the net proceeds of approximately $594.5 million to repay all outstanding borrowings under the revolving credit facility of its Marcellus joint venture, to make a $100.0 million payment in partial consideration of its Marcellus joint venture buy-in, to repay all outstanding borrowings under its revolving credit facility and to fund a portion of its capital expenditure plan. The Company will not receive any of the proceeds from the sale of shares of the Company’s common stock by the selling stockholder.

Barclays, Citigroup, Goldman, Sachs & Co., Wells Fargo Securities, BMO Capital Markets and RBC Capital Markets are acting as joint book-running managers of the offering.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission. This offering will be made only by means of a written prospectus forming part of the effective registration statement. A copy of the prospectus meeting the requirements of Section 10 of the Securities Act of 1933 may be obtained, when available, from:

Barclays c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 barclaysprospectus@broadridge.com Toll-Free: 1-888-603-5847	Citigroup c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 batprospectusdept@citi.com Toll-Free: 1-800-831-9146	Goldman, Sachs & Co. Attn: Prospectus Department 200 West Street New York, NY 10282 prospectus-ny@ny.emal.gs.com Telephone: 1-866-471-2526

Wells Fargo Securities c/o Equity Syndicate Department 375 Park Avenue New York, NY 10152 cmclientsupport@wellsfargo.com Toll-Free: 1-800-326-5897	BMO Capital Markets Attn: Syndicate Desk 3 Times Square, 28th Floor New York, NY 10036 bmoprospectus@bmo.com Toll-Free: 1-800-414-3627	RBC Capital Markets Attn: Prospectus Department Three World Financial Center 200 Vesey Street, 8th Floor New York, NY 10281 Toll-Free: 1-877-822-4089

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Rice Energy Inc. is an independent natural gas and oil company engaged in the acquisition, exploration and development of natural gas and oil properties in the Appalachian Basin.

This release includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Rice Energy Inc.’s control. All statements, other than historical facts included in this release, are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas reserves and in projecting future rates of production, cash flow and access to capital, and the timing of development expenditures.

Contact:

Rice Energy

Jamie Rogers, 724-746-6720

Chief Accounting and Administrative Officer

Jamie.rogers@riceenergy.com